IDS LIFE INSURANCE COMPANY
                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as officers and/or directors, respectively, of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                       1933 Act              1940 Act
                                                                       Reg. Number           Reg. Number
IDS Life Variable Account 10
     IDS Life Flexible Portfolio Annuity (FPA)                         33-62407              811-07355

     American Express Retirement
         Advisor Variable AnnuitySM (RAVA)                             333-79311             811-07355

     American Express Retirement
         Advisor Variable AnnuitySM (RAVA-B3)                          333-79311             811-07355


IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Flexible Annuity                                         33-4173               811-3217

     IDS Life Variable Retirement and Combination
         Retirement Annuities (CRA)                                    2-73114               811-3217

     IDS Life Employee Benefit Annuity (EBA)                           33-52518              811-3217

     IDS Life Group Variable Annuity Contract (GVAC)                   33-47302              811-3217

     IDS Life Group Variable Annuity Contract
         (GVAC Fixed Account)                                          33-48701              N/A


IDS Life Insurance Company
     IDS Life Flexible Payment Market Value Annuity (FP-MVA)           33-50968              N/A

     IDS Life Guaranteed Term Annuity (GTA)                            33-28976              N/A

     Portfolio Guaranteed Term Annuity (PGTA)                          333-42793             N/A


IDS Life Variable Life Separate Account
     Flexible Premium Variable Life Insurance Policy (VUL)             33-11165              811-4298

     Flexible Premium Survivorship Variable Life
         Insurance Policy (V2D)                                        33-62457              811-4298

     Flexible Premium Variable Life Insurance Policy (VUL-3)           333-69777             811-4298

     Single Premium Variable Life Insurance Policy (SPVL)              2-97637               811-4298


IDS Life Variable Account for Smith Barney
     Single Premium Variable Life Insurance Policy                     33-5210               811-4652
     (SBS-SPVL)


IDS Life Account SBS
     Symphony Annuity (SYMPHONY)                                       33-40779              811-06315


IDS Life Account RE
     Real Estate Variable Annuity (REVA)                               33-13375              N/A


hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Bruce Kohn and Timothy S. Meehan or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 20th day of April, 2000.

/s/  Timothy V. Bechtold
     Timothy V. Bechtold
     Executive Vice President,
     Risk Management Products

/s/  Jeffrey S. Horton
     Jeffrey S. Horton
     Vice President, Treasurer
     and Assistant Secretary

/s/  David R. Hubers
     David R. Hubers
     Director

/s/  Richard W. Kling
     Richard W. Kling
     Director, President
     and Chief Executive Officer

/s/  Paul F. Kolkman
     Paul F. Kolkman
     Director and Executive Vice President

/s/  Paula R. Meyer
     Paula R. Meyer
     Director and Executive Vice President, Assured Assets

/s/  James A. Mitchell
     James A. Mitchell
     Director and Chairman of the Board

/s/  Pamela J. Moret
     Pamela J. Moret
     Director and Executive Vice President, Variable Assets

/s/  Barry J. Murphy
     Barry J. Murphy
     Director and Executive Vice President, Client Service

/s/  Stuart A. Sedlacek
     Stuart A. Sedlacek
     Director and Executive Vice President

/s/  Philip C. Wentzel
     Philip C. Wentzel
     Vice President and Controller